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                                                                    Exhibit 23.3


July 30, 1998


Board of Directors
Peak International Limited


Re: Consent of Independent Auditors

We hereby consent to the use in the Prospectus constituting a part of Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (Registration No. 333-53925) of our report dated March 19, 1997 relating to the consolidated financial statements of Peak International Limited for the year ended March 31, 1998 which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Binder

  BDO Binder
  Hong Kong